EXHIBIT 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (together with all annexes, exhibits and schedules appended hereto, this “Agreement”), dated as of April 13, 2022 (the “Effective Date”) is made by and among General Environmental Ventures, Inc., a Wyoming corporation (the “Buyer”), Mighty Fire Breaker, LLC, an Ohio limited liability company (the “Company”), and the persons set forth on Schedule 1 attached hereto (each a “Selling Member” and, collectively, the “Selling Members”). The Buyer, the Company and the Selling Members shall each be referred to herein each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Selling Members own, beneficially and of record, on a fully-diluted basis, one hundred percent (100%) of the issued and outstanding membership interests of the Company (the “Purchased Equity”);

WHEREAS, the Parties desire to enter into this Agreement for, among other things, the sale by the Selling Members, and the purchase by Buyer, of the Purchased Equity upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the adequacy and sufficiency of which is acknowledged, the Parties agree as follows:

Entire Agreement

-	Selling Member agrees to sell 100% of Mighty Fire Breaker LLC, all associated IP, Patents, Copyrights, websites, Trademarks and inventory, associated with the MFB31 CITROTECH family of products, held by M Fire Holding LLC, Steve Conboy Personally, Mighty Fire Breaker LLC Ohio, Mighty Fire Breaker LLC California, to General Enterprise Ventures LLC for 1,000,000 shares of Preferred C stock that can be exchanged annually at a rate of 1 Preferred C share for 20 Common shares not to exceed 4 million common shares per year with a total of 20,000,000 shares.
-	Steve Conboy to receive 10% royalty on the gross sales before taxes of products sold under the MFB family of products. To be paid by the 15th of the following month.

1,000,000 shares of Preferred C stock that can be exchanged annually at a rate of 1 Preferred C share for 20 Common shares not to exceed 4 million common shares per year.

-	Steve Conboy may only exchange a maximum of 4 million shares in a 12 month period.
-	Steve Conboy may not hold more than 10% of outstanding at any time either in his name or beneficially.
-	In the event of a sale of the technology or majority all shares may be immediately exchanged.
-	The initial lock up period is six months from the signing of this agreement.
-	Notice to the company must be provided for exchange.

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Additional Considerations

-	Steve Conboy is entitled to one board seat on the Board of Directors of General Enterprise Ventures LLC.
-	New IP, patents or non-patentable invention may arise from the relationship. These will be the property of General Enterprise Ventures LLC and be covered under the Royalty Agreement.

- MISCELLANEOUS

○	Expenses. Except as otherwise set forth in this Agreement, all fees, costs and expenses incurred by a Party in connection with this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees, costs and expenses.

○	DISPUTE RESOLUTION; EXCLUSIVE JURISDICTION. IN THE EVENT A DISPUTE ARISES BETWEEN BUYER AND SELLING MEMBERS RELATING TO THIS AGREEMENT, THE AGGRIEVED PARTY SHALL PROVIDE WRITTEN NOTIFICATION OF THE DISPUTE TO THE OTHER PARTY. A MEETING SHALL BE HELD PROMPTLY BETWEEN THE PARTIES, ATTENDED BY REPRESENTATIVES OF THE PARTIES WITH DECISION-MAKING AUTHORITY REGARDING THE DISPUTE, TO ATTEMPT IN GOOD FAITH TO NEGOTIATE A RESOLUTION OF THE DISPUTE. IF, WITHIN FOURTEEN (14) DAYS AFTER SUCH MEETING, THE PARTIES HAVE NOT SUCCEEDED IN NEGOTIATING A RESOLUTION OF THE DISPUTE, EITHER PARTY MAY REFER THE DISPUTE TO THE STATE OR FEDERAL COURTS LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, WHICH SHALL BE THE SOLE LEGALLY BINDING FORUM AVAILABLE TO THE PARTIES FOR RESOLUTION OF A DISPUTE HEREUNDER. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION BEING MADE UPON SUCH PARTY BY MAIL AT THE ADDRESS SPECIFIED IN ARTICLE 12. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT ANY FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER

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JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.

○	Successors and Assigns. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party; except that Buyer shall have the right to, with advance written notice to Selling Members (such notice to include a copy of the proposed assignment agreement), assign some or all of its rights or obligations under this Agreement to one or more if its Affiliates without Selling Members’ prior written consent (such an assignment may, for example, transfer to an Affiliate the right to acquire all of the Purchased Equity in the Company), provided such Affiliate assumes in writing all of Buyer’s obligations hereunder. Any assignment in contravention of this Section shall be null and void.

○	Entire Agreement; Amendments; Attachments. This Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Parties.

○	Severability. Any provision of this Agreement which is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering that or any other provision of this Agreement invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

○	GOVERNING LAW. THIS AGREEMENT (INCLUDING ANY CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES OR ANY SUBSTANTIVE LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF DELAWARE.

○	Section Headings. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

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○	Counterparts. This Agreement may be executed in one or more counterparts, including by email in portable document format, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

○	Cooperation. Each of the Parties agrees to perform all such acts (including executing and delivering such instruments and documents) as shall be reasonably requested by the other party to fully effectuate each and all of the purposes and intent of this Agreement.

○	No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Parties hereof, and except as specifically provided herein, no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

○	Waiver. Any term of this Agreement may be waived at any time by the Party that is entitled to the benefit hereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

○	Attorneys’ Fees. In the event of any action or suit based upon or arising out of any this Agreement or any breach hereof, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from the other Party.

○	Public Announcements. The Parties hereto each agree to (i) consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, (ii) provide to the other Party for review a copy of any such press release or public statement and (iii) not issue any such press release or make any such public statement prior to such consultation and review and, unless such issuance is required by Law, the receipt of the prior consent of the other Party to this Agreement; provided that Buyer may make any public disclosure it reasonably believes is required by applicable Government Rule or regulation or stock market rule without the consent of Selling Members, provided however that Buyer shall not reveal any terms or conditions that are not so required to be disclosed. On and after the Closing Date, any and all general public pronouncements or other general public communications concerning this Agreement and the purchase and sale by Buyer, and the timing, manner and content of such disclosures, shall be made by Buyer in its sole discretion, and the Selling Members shall not make any such pronouncements or communications without the prior written consent of Buyer to the timing, manner and content of such disclosures.

○	Survival. All terms and conditions of this Agreement which by reasonable or necessary implication are intended to survive termination of this Agreement shall survive termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

BUYER:

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Joshua Ralston
Name:	Joshua Ralson
Title:	CEO

COMPANY:

MIGHTY FIRE BREAKER, LLC

By:	/s/ Stephen Conboy
Name:	Stephen Conboy
Title:	President

Personally Steve Conboy:

By:	/s/ Stephen Conboy

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